Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Investor Relations

Gerri Vance

208-457-9409 ext. 1222

PREVENTIVE CHOLESTEROL SCREENING REIMBURSED BY
MEDICARE

Lifestream Technologies sees increased demand for its products.

Post Falls, Idaho — December 15, 2004. The Centers for Medicare & Medicaid Service (CMS) recently announced its 2005 Physician Fee Schedule, which provides for access to preventive cholesterol screening for Medicare-eligible beneficiaries. Lifestream Technologies, Inc. (OTCBB:LFTC), a leading supplier of cholesterol monitors, commends the Centers for Medicare and Medicare Service for its actions, which we believe significantly improves the quality of healthcare for America’s seniors.

Beginning in January 2005, all Medicare beneficiaries will have access to cholesterol screening to detect early risk of cardiovascular disease. Tests could be covered up to 6 times a year. Additionally, all new Medicare members are covered for an initial physical exam. Previously, Medicare patients were covered for cholesterol tests only if they had heart disease, diabetes or another disorder associated with elevated cholesterol levels.

“The government has taken a significant step by supporting pre-emptive testing to detect those Medicare patients at risk due to elevated cholesterol levels,” said Christopher Maus, President and CEO of Lifestream. “Because cardiovascular disease is the number one killer in America, cholesterol screening is vitally important. Lifestream applauds Congress and the Centers for Medicare & Medicare Service for adding preventive cholesterol screening as a covered benefit. Our professional cholesterol monitor is perfect to perform a quick and accurate non-fasting cholesterol test for screening patients. Lifestream is well positioned to support proactive healthcare professionals who support this initiative.“

About Lifestream Technologies

The Company developed and currently markets a line of cholesterol monitors to consumers and healthcare professionals that provide test results in three minutes.

In addition to the professional monitor, the Company’s product line aids the health conscious consumer in monitoring their risk of heart disease. By regularly testing cholesterol at home, individuals can monitor the benefits of their diet, exercise and/or drug therapy programs. Monitoring these benefits can support the physician and the individual’s efforts to improve compliance. Lifestream’s products also integrate a smart card reader further supporting compliance by storing test results on an individual’s personal health card for future retrieval, trend analysis and assessment.

Lifestream’s monitors are affordable, hand-held devices that provide users with accurate results in less than three minutes. The product line has been designed to accommodate The Data Concern™ Personal Health Card® allowing multiple users the ability to store their personal results. Lifestream's products are now available in pharmacy and retail outlets nationwide. To find retailers that carry Lifestream’s products, go to “Store Locator” on www.knowitforlife.com or contact Customer Care at 888-954-LIFE. For Company information, visit www.lifestreamtech.com.

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This news release includes certain forward-looking statements within the meaning of the safe harbor protections of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties, and in particular statements referring to our expectations for increased market penetration and improved gross margins from our recently introduced second generation consumer monitors and statements regarding our expectations that we can obtain necessary additional financing and investment. These forward-looking statements involve risks and uncertainties that could cause actual results to differ from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions given our knowledge of the relevant markets; however, our actual performance, results and achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: the success of our capital-raising and cost-cutting efforts, developing and marketing relatively new medical diagnostic devices, including technological advancements and innovations; consumer receptivity and preferences; availability, affordability and coverage terms of private and public medical insurance; political and regulatory environments and general economic and business conditions; the effects of our competition; the success of our operating, marketing and growth initiatives; development and operating costs; the amount and effectiveness of our advertising and promotional efforts; brand awareness; the existence of adverse publicity; changes in business strategies or development plans; quality and experience of our management; availability, terms and deployment of capital; labor and employee benefit costs; as well as those factors discussed in the post effective amendment No. 1 to our Registration Statement on Form SB-2 filed December 10, 2004, and in “Item 1 – Business,” “Item 6 – Management’s Discussion and Analysis and Plan of Operations,” particularly the discussion under “Risk Factors - Substantial Doubt as to our Ability to Continue as a Going Concern” and elsewhere in our most recent Annual Report on Form 10-KSB for our fiscal year ended June 30, 2004, filed with the United States Securities and Exchange Commission. Readers are urged to carefully review and consider the various disclosures made by us in this report and in the aforementioned Form 10-KSB, and those detailed from time to time in our other reports and filings with the United States Securities and Exchange Commission that attempt to advise interested parties of the risks and factors that are likely to affect our business.